UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 27, 2023
(Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27709
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class         Trading Symbol Name of exchange on which registered
Common Stock, $0.001 par value FTRE The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Senior Secured Notes
On June 27, 2023, Fortrea Holdings Inc. (“Fortrea”), a wholly owned subsidiary of Laboratory Corporation of America Holdings (“Labcorp”), in connection with the previously announced spinoff of Fortrea into a separate publicly traded company (the “Spinoff”), issued $570 million aggregate principal amount of 7.500% Senior Secured Notes due 2030 (the “Notes”) at an issue price of 100% of the principal amount thereof in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons outside the United States under Regulation S under the Securities Act.
The Notes were issued pursuant to an indenture, dated as of June 27, 2023 (the “Indenture”), among Fortrea, as issuer, U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the “Collateral Agent”).
The Notes bear interest at the rate of 7.500% per annum, which accrues from June 27, 2023 and is payable in arrears on January 1 and July 1 of each year, commencing on January 1, 2024. The Notes mature on July 1, 2030, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.
Fortrea may redeem some or all of the Notes on and after July 1, 2026 at the redemption prices set forth in the Indenture. Prior to July 1, 2026, Fortrea may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the redemption date plus a “make-whole” premium, as described in the Indenture. Fortrea must offer to purchase a specified principal amount of the Notes under certain circumstances if Fortrea conducts asset sales, including of certain Collateral (as defined in the Indenture), or if Fortrea experiences specific kinds of changes of control. In addition, at any time and from time to time before July 1, 2026, Fortrea may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes (including any Additional Notes (as defined in the Indenture)) using the net proceeds from certain equity offerings, so long as at least 50% of the original principal amount of the Notes remains outstanding immediately after each such redemption, as further described in the Indenture.
Until the Spinoff is consummated, pursuant to an escrow agreement, dated as of June 27, 2023 (the “Escrow Agreement”), among Fortrea, the Trustee, U.S. Bank National Association (in such capacity, the “Escrow Agent”) and Labcorp, Fortrea has deposited into an escrow account (the “Escrow Account”) the gross proceeds of the sale of the Notes (the “Escrowed Funds”).
On the date (the “Distribution Date”) of consummation of the Spinoff, the Escrowed Funds will be released (the date of such release, the “Effective Date”) to Fortrea upon satisfaction of the Release Conditions, as defined in the Indenture. If (i) the Effective Time (as defined in the Indenture) does not occur on or prior to September 30, 2023 (the “Escrow Outside Date”) or (ii) certain other events as described in the Indenture occur prior to the Escrow Outside Date, then Fortrea will redeem (the “Special Mandatory Redemption”) the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of redemption. Pursuant to the Escrow Agreement, Labcorp has agreed to deposit or cause to be deposited into the Escrow Account, within one business day following the Escrow Agent’s receipt of a termination notice, any shortfall in the amount necessary to pay the accrued and unpaid interest payable on the Notes from the issue date to, but excluding, the date of redemption, which, when taken together with the Escrowed Funds, will be sufficient to fund the Special Mandatory Redemption of the Notes on the date of redemption.
The Notes are not guaranteed by Labcorp. Prior to the Effective Time on the Effective Date, the Notes are secured on a first-priority basis by a lien on the Escrow Account, the Escrowed Funds and the proceeds of the foregoing, in each case, pursuant to the Escrow Agreement. Immediately following the Effective Time on the Effective Date, the Notes (i) will be secured, subject to certain exceptions and permitted liens, by a first priority lien on substantially all tangible and intangible personal property and material real property of Fortrea and the Subsidiary Guarantors (as defined below), other than Excluded Property (as defined in the Indenture) and (ii) will be guaranteed, jointly and severally, on a senior secured basis, by all of Fortrea’s domestic and English subsidiaries, subject to limited exceptions, and each other subsidiary of Fortrea that is a borrower or a guarantor under Fortrea’s new Senior Secured Credit Facilities (as defined below) or certain other indebtedness (collectively, the “Subsidiary Guarantors”).
The Notes will be senior secured obligations of Fortrea and the Subsidiary Guarantors, will rank equally in right of payment to any existing and future senior indebtedness (including Fortrea’s new Senior Secured Credit Facilities) of Fortrea and the Subsidiary Guarantors and will be secured on a first-priority basis by liens on the Collateral (subject to permitted liens and certain exceptions) on an equal and ratable basis with all existing and future first lien obligations of Fortrea (including Fortrea’s new Senior Secured Credit Facilities). The Notes will be effectively senior to all existing and future unsecured indebtedness of Fortrea and any future junior lien obligations of Fortrea, to the extent of the value of the Collateral.
The Indenture contains certain covenants that, among other things, limit Fortrea’s ability, and the ability of certain of its subsidiaries, to: incur or guarantee additional indebtedness; pay distributions on, redeem or repurchase Fortrea’s capital stock or redeem or repurchase certain indebtedness; make investments; enter into agreements that restrict distributions or other payments from Fortrea’s restricted subsidiaries to Fortrea; incur or allow to exist certain liens; impair the security interests in the Collateral; consolidate, merge or transfer all or substantially all of Fortrea’s assets; engage in transactions with affiliates; and create unrestricted subsidiaries. The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to Fortrea or certain subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all Notes to be due and payable immediately.
The above summary of the Indenture is qualified in its entirely by reference to the Indenture, which is attached hereto as Exhibits 4.1, and is incorporated herein by reference.
Senior Secured Credit Facilities
In addition, on June 30, 2023, Fortrea entered, with the respective syndicates of lenders and issuers named therein and Goldman Sachs Bank USA, as administrative agent, into a credit agreement (the “Credit Agreement”) providing for (i) a five-year first lien senior secured revolving credit facility (the “Initial Revolving Facility”) in an aggregate committed amount of $450.0 million; (ii) a five-year $500.0 million first lien senior secured term A loan facility (the “Initial Term A Facility”); and (iii) a seven-year $570.0 million first lien senior secured term B loan facility (the “Initial Term B Facility,” together with the Initial Term A Facility, the “Initial Term Facilities”; the Initial Term Facilities and the Initial Revolving Facility together the “Senior Secured Credit Facilities”) with a syndicate of lenders. The Initial Revolving Facility includes a $75.0 million swingline sub-facility and a $75.0 million letter of credit sub-facility.
The Senior Secured Credit Facilities became effective on the Effective Date. The Initial Revolving Facility will mature five years after the Effective Date, the Initial Term A Facility will mature five years after the Effective Date, and the Initial Term B Facility will mature seven years after the Effective Date.
Immediately upon the Effective Time on the Effective Date, the obligations under the Senior Secured Credit Facilities will be guaranteed jointly and severally on a senior secured basis by Fortrea (other than with respect to Fortrea’s own obligations) and each of the Subsidiary Guarantors, subject to certain exclusions (including in respect of immaterial subsidiaries) as set forth in the Credit Agreement.
(a) Immediately upon the Effective Time on the Effective Date, the obligations under (i) the Senior Secured Credit Facilities, (ii) certain interest rate protection or other swap or hedging arrangements and (iii) certain overdraft, credit and purchasing card reimbursement and other cash management arrangements and (b) each Subsidiary Guarantor’s obligations in respect of the Senior Secured Credit Facilities, in each case, will be secured by a perfected first priority (subject to permitted liens) security interest in, and mortgages on, substantially all tangible and intangible personal property and material fee-owned real property (with materiality thresholds set forth in the Credit Agreement) of Fortrea and the other Subsidiary Guarantors (including but not limited to accounts receivable, inventory, equipment, general intangibles (including contract rights), investment property, intellectual property, real property, intercompany notes, instruments, chattel paper and documents, letter-of-credit rights, commercial tort claims and proceeds of the foregoing, but subject to customary exclusions).
Initially, loans under the Initial Term A Facility and Initial Revolving Facility will bear interest, at Fortrea’s election, either at (a) Adjusted Term SOFR (as defined in the Credit Agreement) plus a 2.25% percentage spread or (b) the Base Rate (as defined in the Credit Agreement) plus a 1.25% percentage spread.
From and after delivery of quarterly financial statements (beginning with the first full fiscal quarter completed after the Effective Date), loans under the Initial Term A Facility and Initial Revolving Facility will bear interest, at Fortrea’s election, either at (a) Adjusted Term SOFR (as defined in the Credit Agreement) plus a percentage spread ranging from 1.50% to 2.25% based on Fortrea’s total net leverage ratio or (b) the Base Rate (as defined in the Credit Agreement) plus a percentage spread ranging from 0.50% to 1.25% based on Fortrea’s total net leverage ratio. In addition, Fortrea will pay customary commitment fees based on the unused portion of the respective commitments of the lenders under the Initial Revolving Facility.
Initially, loans under the Initial Term B Facility will bear interest, at Fortrea’s election, either at (a) Adjusted Term SOFR (as defined in the Credit Agreement) plus a 3.75% percentage spread or (b) the Base Rate (as defined in the Credit Agreement) plus a 2.75% percentage spread.
From and after delivery of quarterly financial statements (beginning with the first full fiscal quarter completed after the Effective Date), loans under the Initial Term B Facility will bear interest, at Fortrea’s election, either at (a) Adjusted Term SOFR (as defined in the Credit Agreement) plus a percentage spread ranging from 3.50% to 3.75% based on Fortrea’s first lien net leverage ratio or (b) the Base Rate (as defined in the Credit Agreement) plus a percentage spread ranging from 2.50% to 2.75% based on Fortrea’s first lien net leverage ratio.

Fortrea may voluntarily prepay borrowings under the Senior Secured Credit Facilities without premium or penalty, subject to customary “breakage” costs with respect to loans bearing interest by reference to the applicable adjusted term SOFR rate, the EURIBOR rate or TIBOR rate. Fortrea may also voluntarily reduce the commitments under Initial Revolving Facility, in whole or in part, subject to certain minimum reduction amounts. The Senior Secured Credit Facilities also include certain customary mandatory prepayment provisions.
The Senior Secured Credit Facilities include various customary covenants that limit, among other things, the incurrence of liens and the entry into certain fundamental change transactions by Fortrea. The Senior Secured Credit Facilities include customary events of default, including with respect to a failure to make timely payments under the Senior Secured Credit Facilities, violation of covenants, inaccuracy of representations and warranties, cross-acceleration and certain bankruptcy and insolvency events.
The foregoing descriptions of the Senior Secured Credit Facilities do not purport to be a complete statement of the parties’ rights and obligations under each such Senior Secured Credit Facility and the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement which is attached hereto as Exhibits 10.1, and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure.
Fortrea entered into an accounts receivable purchase program (the “ARPP”) in connection with the Spinoff. The ARPP is not debt. The ARPP establishes a receivables purchase facility that provides for up to approximately $80 million in funding based on the availability of certain eligible receivables and the satisfaction of certain conditions. There is no set end-date for the ARPP, and Fortrea would expect the facility to remain in place until terminated by one of the parties thereto. On June 28, 2023, in connection with the Spinoff, Fortrea sold $17.5 million of receivables under the ARPP.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1
Indenture, dated as of June 27, 2023, among Fortrea Holdings Inc., as issuer, U.S. Bank Trust Company, National Association, as trustee and U.S. Bank Trust Company, National Association, as collateral agent, relating to Fortrea Holding Inc.’s 7.500% Senior Secured Notes due 2030.

4.2	Form of 7.500% Senior Secured Notes due 2030 (included in Exhibit 4.1).
10.1
Credit Agreement, dated as of June 30, 2023, among Fortrea Holdings Inc., as the Parent Borrower, Fortrea UK Holdings Limited, as the Initial English Borrower, certain Subsidiaries (as defined in the Credit Agreement) of the Parent Borrower party thereto pursuant to Section 1.15 of the Credit Agreement, Goldman Sachs Bank USA, as Agent for the several financial institutions from time to time party thereto (collectively, the “Lenders” and individually each a “Lender”) and other Secured Parties (as defined in the Credit Agreement) and for itself as a Lender (including as Swingline Lender (as defined in the Credit Agreement)) and as an L/C Issuer (as defined in the Credit Agreement), and the other Lenders and L/C Issuers from time to time party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Cautionary Statement Regarding Forward-Looking Statements
Some of the statements in this Current Report on Form 8-K, particularly those relating to the ability to successfully complete the Spinoff on a tax-free basis, within the expected time frame or at all are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results could differ materially from expectations expressed or implied in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in (i) with respect to Labcorp, Labcorp’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, including in each case under the heading Risk Factors, and in Labcorp’s other filings with the SEC and (ii) with respect to Fortrea, Fortrea’s registration statement on Form 10 filed with the SEC on May 15, 2023 (as amended and further supplemented). These forward-looking statements are based on management’s current expectations and are subject to certain risks, uncertainty and changes in circumstances including, without limitation, risks related to whether the Spinoff will be consummated on the expected terms, or at all and whether Labcorp will be required to pay the funds required by the Special Mandatory Redemption. Neither Labcorp nor Fortrea undertake responsibility for updating these statements, and these statement speak only as of the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

	By:	/s/ Stillman Hanson
Name: Stillman Hanson
Date: June 30, 2023		Title: General Counsel and Secretary